Via Email March 25, 2026

Amy Rocklin
5305 North Dixboro Road
Ann Arbor, MI 48105

Amy.rocklin@gmail.com

Dear Amy,

This letter agreement (the “Agreement”) confirms the mutually agreed terms of your separation from employment with Neogen Corporation (the “Company”).

1)
Transition and Separation from Employment
a)
Transition of Role. You will continue to be employed as SVP & Chief Legal and Administrative Officer of the Company from the date hereof until March 31, 2026 (the “Separation Date”). For a period of sixty (60) days following the Separation Date, you also agree to provide reasonable transition assistance, including facilitating the orderly transfer of matters, knowledge, and relationships, and will be available as reasonably requested by the Company to support such transition.
b)
Separation from Employment. Your employment with the Company will terminate on the Separation Date, which is not for Cause and shall be treated as a termination “without Cause” for purposes of your Severance Letter Agreement (“Severance Letter”) with the Company, dated January 11, 2024. Upon your termination of employment on the Separation Date, you will be entitled to the severance payments and equity acceleration described in Section 2 below, subject to the terms of this Agreement. Such termination shall also be the date of your “separation of service” for purposes of Section 409A of the Internal Revenue Code and your awards outstanding under the Company’s equity incentive plans and other benefit plans.
2)
Severance Benefits
a)
Cash Severance. In consideration of your acceptance of this Agreement, and subject to your compliance with your obligations under this Agreement (including under the Severance Letter as further described below), in full satisfaction of any and all rights you may have under the Severance Letter:
i)
The Company will pay you your current annual base salary of $455,000 for twelve (12) months following the Separation Date (the “Severance Period”), payable in equal installments following the Company’s regular payroll dates, subject to all required tax withholdings;

ii)
The Company will pay you an amount equal to your fiscal year 2026 target Incentive Compensation Plan (ICP) or annual bonus amount of $227,500, which will be payable in a lump sum together with the first severance benefit payment, subject to all required tax withholdings; and
iii)
Provided this Agreement becomes effective and that Employee remains in strict compliance with the Employee’s obligations, then the Company will also cover the cost of COBRA coverage for the earlier of (i) the end of the Severance Period or fifty-two (52) weeks or (ii) the date on which you become eligible for other health benefits. The COBRA costs will only be covered by the Company if Employee elects COBRA coverage in a timely manner.
b)
Equity Compensation. Your outstanding equity incentive awards under the Company’s 2018 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan will be treated as follows. Notwithstanding the terms of the applicable plan documents and award agreements, and subject to your not terminating your employment prior to the Separation Date, the portions of your equity incentive awards that are otherwise scheduled to vest on or prior to October 26, 2026 (as set forth on Exhibit A attached hereto), shall become vested as of the Separation Date. Any equity awards (or portions thereof) that are not scheduled to vest on or prior to October 26, 2026, shall be forfeited as of the Separation Date. Except as expressly provided herein, your equity awards will remain subject to the terms and conditions of the applicable plan documents and award agreements.
c)
Letter of Reference. The Company will provide you with the attached letter of reference as reflected in Exhibit B attached hereto.
d)
Conditions; Restrictive Covenants. Your rights to the severance payments and equity acceleration described above shall be subject to all of the terms and conditions of the Severance Letter, which is incorporated herein by reference, including without limitation your obligations to refrain from “Detrimental Activity” as described therein, your non-disparagement obligation as set forth therein, and your obligation to sign and honor the Release of Claims as described below. You agree to continue to honor the terms set forth in your Non-Disclosure, Non-Competition, Non-Solicitation and Property Assignment Agreement dated February 2, 2021 (the “Non-Disclosure Agreement”), which is hereby incorporated by reference to this Agreement, and agree that all post-employment restriction periods set forth in such agreement and in the Severance Letter shall commence on the Separation Date. For the avoidance of doubt, nothing in the Non-Disclosure Agreement restricts your ability to practice law.
e)
Release of Claims. In consideration of the Company’s obligations under this Agreement, and as required by the Severance Letter, you agree to execute and not to revoke the release of claims in the form attached as Exhibit C to this Agreement following the Separation Date within the time specified therein. The execution and non-revocation of the Release of Claims is a condition to the receipt of the severance payments provided under this Agreement, which will commence following the expiration of the revocation period as provided therein.

f)
No Further Compensation or Benefits. Unless earlier terminated as provided herein, your active participation in all employee benefit plans and programs of the Company will terminate as of the Separation Date in accordance with the terms of such plans and programs. You acknowledge that, except as expressly provided in this Agreement, you will not receive from the Company any additional compensation, benefits or severance on or after the Separation Date, with the exception of any vested right you may have under the express terms of the Company’s compensation or employee benefits plans or programs.
g)
Section 409A. This Agreement and the payments and benefits provided hereunder are intended to be exempt from, or comply with, the requirements of Section 409A, and shall be construed consistently with that intent. Notwithstanding the foregoing, in no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to be exempt from, or comply with, the requirements of Section 409A of the Code. Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

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If the foregoing is acceptable to you, please sign this Agreement in the space provided below and return it to the Company.

Sincerely,

Neogen Corporation

By: __/s/_Kevin Burke________________
Name: Kevin Burke
Title: SVP & Chief Human Resources Officer

April 24, 2026

Accepted and Agreed:

___/s/ Amy Rocklin___________________

Date: __April 24, 2026_________________

Exhibit A

Accelerating Equity Awards

Product Type Name	Grant Type	Grant Date	QTY - Granted	QTY - Outstanding	Grant Price	2026 Vest Dates	2026 Shares
RSUs	RSU	4/25/2022	2,817	1,127	$0.00	4/25/2026	563
RSUs	RSU	6/2/2025	43,585	43,585	$0.00	6/2/2026	14,528
RSUs	RSU	8/15/2024	30,971	20,647	$0.00	8/15/2026	10,323
RSUs	RSU	10/12/2021	1,469	294	$0.00	10/12/2026	294
RSUs	RSU	10/26/2026	28,424	9,475	$0.00	10/26/2026	9.475
Stock Options	ISO	4/25/2022	6,361	6,361	$28.40	4/25/2026	854
Stock Options	NQ	4/25/2022	8,363	8,363	$28.40	4/25/2026	2,091
Stock Options	ISO	6/2/2025	17,576	17,576	$5.69	6/2/2026	1
Stock Options	NQ	6/2/2025	157,448	157,448	$5.69	6/2/2026	58,340
Stock Options	NQ	8/15/2024	144,744	144,744	$16.79	8/15/2026	48,572
Stock Options	NQ	8/15/2025	307,680	307,680	$5.43	8/15/2026	102,560
Stock Options	ISO	10/12/2021	9,269	9,269	$40.85	10/12/2026	1,854
Stock Options	NQ	10/26/2023	109,725	109,725	$15.48	10/26/2026	36,575

Exhibit B

Kevin Burke
Chief Human Resources Officer
Neogen Corporation

April 23, 2026

To Whom It May Concern:

On behalf of Neogen Corporation, I write this letter of reference for Dr. Amy Rocklin, who served as Chief Legal & Administrative Officer and Corporate Secretary of Neogen Corporation.

Amy served the company during the merger of Neogen with 3M’s Food Safety business, helping guide the organization through the legal, governance, compliance, and organizational aspects of the transaction. She also served the Company through the transition of Neogen’s CEO and changes in a number of directors.

Over the course of her tenure, Amy led Neogen’s Legal, Compliance, and Corporate Governance functions. In addition to her legal and corporate secretary responsibilities, Amy also led Regulatory Affairs and Validations, Quality, Government Affairs, Sustainability, and Enterprise Risk Management. Amy also brought her scientific foundation experience to the role.

Amy’s departure from Neogen was not for cause.

Exhibit C

Release and Waiver Agreement

This Agreement and General Release (“Release and Waiver Agreement”), is made by and between Amy Rocklin (“Executive” and referred to herein as “you”) and Neogen Corporation, a Michigan corporation (the “Company”).

I, Amy Rocklin, in consideration of certain payments and benefits to be provided to me by the Company under that letter agreement dated March 25, 2026 (the “Agreement”), which are conditioned on my signing this Release and Waiver Agreement, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, successors, and assigns, and all others connected with or claiming through me, hereby release and forever discharge as of the date hereof the Company, its parent entity, subsidiaries, and affiliates, and all of their present and former directors, officers, members, managers, agents, employees, employee benefit plans, attorneys, consultants, predecessors, successors and assigns, and all those connected with any of them, in their official and individual capacities (collectively, the “Released Parties”), from any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, contingent or otherwise, which I now have or ever have had against the Released Parties, or any of them, including but not limited to those in any way related to, connected with or arising out of my employment and/or other relationship with the Company, the termination of such employment and/or other relationship, or pursuant to Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Employee Retirement Income Security Act, the wage and hour, wage payment and/or fair employment practices laws and statutes of the state or states in which I have provided services to the Company (each as amended from time to time) and/or any other federal, state, common or local law, regulation, or other requirement (collectively, the “Claims”), and I hereby waive all such Claims.

I understand that any payments to be paid to me under the Agreement represent, in part, consideration for signing this Release and Waiver Agreement and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the Agreement unless I execute this Release and Waiver Agreement and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

I represent that I have made no assignment or transfer of any released Claims.

In signing this Release and Waiver Agreement, I acknowledge and intend that it will be effective as a bar to each and every one of the Claims hereinabove mentioned or implied, and I covenant not to sue or initiate any legal proceeding regarding any released Claims. I expressly consent that this General Release will be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I further agree that I am not aware of any pending charge or complaint regarding any released Claims as of the execution of this Release and Waiver Agreement.

Notwithstanding the foregoing, this Release and Waiver Agreement does not release: (a) claims for vested benefits pursuant to any Company employee welfare plan; (b) claims that may arise for indemnification and/or for coverage under any directors and officers insurance policy that the Company may maintain from time to time; (c) rights as to equity interests that have vested by their express terms and are not otherwise forfeited pursuant to their terms or any applicable plans; and/or (d) claims that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding except pursuant to a whistleblower program (including but not limited to the whistleblower program maintained by the Securities and Exchange Commission) or where my right to receive such a monetary benefit is otherwise not waivable by law.

I agree that neither this Release and Waiver Agreement, nor the furnishing of the consideration for this General Release, will be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

I agree that I remain bound by, and will fully comply with, any post-employment confidentiality and/or restrictive covenant obligations in favor of the Company or its Affiliates, including but not limited to those set forth in the Non-Disclosure, Non-Competition, Non-Solicitation and Property Assignment Agreement executed by me.

I have complied with my obligation to return the Company’s property (except that the Company has permitted me to retain my Company-issued computer monitor) and documents, without retaining copies of such Company materials.

Neither I nor the Company and/or the Released Parties will publicly defame, disparage, criticize, or otherwise speak negatively regarding the other party or its products, including through any media, social media, Facebook, Twitter, or similar mechanism. The foregoing restrictions will not apply with respect to any legally compelled testimony or any truthful communications with government agencies in the course of an investigation.

Whenever possible, each provision of this Release and Waiver Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release and Waiver Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Release and Waiver Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE AND WAIVER AGREEMENT, I REPRESENT AND AGREE THAT:

I HAVE READ IT CAREFULLY;

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT;

I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

I HAVE BEEN AND AM HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

I HAVE HAD AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON MARCH 25, 2026 TO CONSIDER IT AND ANY CHANGES MADE SINCE THE MARCH 25, 2026 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED REVIEW PERIOD;

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

[Signature page follows]

EXECUTION VERSION

EXECUTIVE

__/s/ Amy Rocklin_______________________
Amy Rocklin
April 24, 2026

NEOGEN CORPORATION

By: _/s/ Kevin Burke_____________________
Name: Kevin Burke
Title: SVP & Chief Human Resources Officer
April 24, 2026